Exhibit 10.43


                         COMMONWEALTH OF MASSACHUSETTS
               Office of Consumer Affairs and Business Regulation
                             DIVISION OF INSURANCE
                    One South Station Boston, MA 02110-2208
                        (617)521-7794 Fax (617)521-7758
                             TTY/TDD (617)521-7490
                          http://www.state.ma.us/doi


JANE SWIFT                                               JENNIFER DAVIS CAREY
 GOVERNOR                                             DIRECTOR, CONSUMER AFFAIRS
                                                       AND BUSINESS REGULATION

                                                          JULIANNE M. BOWLER
                                                      COMMISSIONER OF INSURANCE



                                                                October 24, 2002


Mr. John F. O'Brien
President and Chief Executive Officer
Allmerica Financial Corporation
440 Lincoln Street
Worcester, Massachusetts  01653

RE:  Allmerica Financial Corporation ("Allmerica")
     First Allmerica Financial Life Insurance Company ("FAFLIC")

Dear Mr. O'Brien:

     I write concerning the agreement to maintain FAFLIC's RBC ratio at a minimum of 225% for six years following July 1, 1999 as set forth in John F. Kelly's letter to Robert Dynan dated March 4, 1999. That commitment was a condition to the approval by the Division of Insurance of the 1999 transactions as set forth in Mr. Dynan's letter to Mr. Kelly dated May 24, 1999. The 225% RBC ratio reflected, among other things, the expectation that FAFLIC would continue to write new business.

     As we have discussed, however, FAFLIC has ceased writing new business. In recognition of this change in circumstances, the Division will agree to change the agreement so that it provides instead for a minimum FAFLIC RBC ratio of 100% to be maintained by Allmerica for so long as FAFLIC does not write new business. In consideration of this amendment Allmerica agrees to extend such commitment until it is terminated by agreement of the Commissioner of Insurance.

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     Please  sign below and return  this  letter to me to  indicate  Allmerica's agreement to the terms of this letter.

                                                      Very truly yours,
                                                      /s/ Julianne M. Bowler
                                                      ----------------------
                                                      Julianne M. Bowler
                                                      Commissioner


AGREED:

ALLMERICA FINANCIAL CORPORATION



By:/s/ John F. O'Brien
------------------------------------------

Its: President and Chief Executive Officer

Date:  October 24, 2002